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                                                                    Exhibit 21.1


                   Subsidiaries of Oplink Communications, Inc.


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
Subsidiaries of Registrant                     Jurisdiction of Incorporation        Subsidiary's Business Name
Shanghai Oplink Communications, Inc.                  Shanghai,                          Shanghai Oplink
                                                      China                            Communications, Inc.

Zhuhai FTZ Oplink Communications, Inc.                Zhuhai, China                     Zhuhai FTZ Oplink
                                                                                       Communications, Inc

Zhuhai Oplink Communications, Inc.                    Zhuhai, China                       Zhuhai Oplink
                                                                                       Communications, Inc.

Zhuhai FTZ Telelight Communications, Inc.             Zhuhai, China                    Zhuhai FTZ Telelight
(formerly Fuzhou Telelight Communication,                                              Communications, Inc.
Inc., located in Fuzhou, China)

Oplink Macau Commercial Services Company              Macau, China                    Oplink Macau Commercial
Limited                                                                              Services Company Limited